UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-1333697
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Shares, $0.00001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement file number to which the form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Explanatory Note

Axovant Sciences Ltd. (the “Registrant”) is filing this Form 8-A in connection with the transfer of the listing of its common shares, $0.00001 par value per share (the “Common Shares”), from the New York Stock Exchange to the NASDAQ Global Select Market of The NASDAQ Stock Market LLC, effective as of the close of trading on Tuesday, September 5, 2017.

Item 1.                   Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description relating to the Common Shares to be registered hereunder set forth in the section titled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-215387), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 30, 2016 (the “Registration Statement”), which became effective on January 13, 2017.  The form of prospectus filed by the Registrant with the Commission on January 13, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement is incorporated herein by reference.

Item 2.                   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AXOVANT SCIENCES LTD.

Date: September 5, 2017	By:	/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer